EXHIBIT 32.1

Certifications Pursuant to
18 U.S.C. Section 1350
As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of The Wendy’s Company, a Delaware corporation (the “Company”), does hereby certify, to the best of such officer’s knowledge, that in connection with the Quarterly Report on Form 10-Q of the Company for the quarter ended April 2, 2017 (the “Form 10-Q”):

1.	the Form 10-Q fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 10, 2017

/s/ Todd A. Penegor
Todd A. Penegor
President and Chief Executive Officer

Date: May 10, 2017
/s/ Gunther Plosch
Gunther Plosch
Chief Financial Officer